UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 29, 2022

Date of Report (Date of earliest event reported)

8x8, Inc.
8x8, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

675 Creekside Way

Campbell, CA 95008

(Address of principal executive offices including zip code)

(408) 727-1885

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2022, 8x8, Inc. (“8x8” or the “Company”) announced that the Company has terminated its employment relationship with David Sipes, the Company’s Chief Executive Officer (“CEO”) and a member of the Company’s board of directors (the “Board”) effective as of 12:01 a.m. Pacific Time on November 30, 2022 (the “Effective Time”). Under the employment agreement dated December 9, 2020, between the Company and Mr. Sipes (the “Employment Agreement”), Mr. Sipes is required to resign as a director effective at such time. The termination is without cause pursuant to the Employment Agreement, and Mr. Sipes will be entitled to severance thereunder.

In connection with Mr. Sipes’ termination, the Board appointed Samuel Wilson, the current Chief Financial Officer (“CFO”) of the Company, as interim CEO and Kevin Kraus, the Company’s Senior Vice President of Finance, as interim CFO, in each case, effective as of the Effective Time.

Separately, on November 29, 2022, Matthew Zinn tendered his resignation as Chief Legal Officer (“CLO”) and Corporate Secretary of the Company, effective as of December 9, 2022, in order to accept a position as chief legal officer of another public company.

In connection with Mr. Zinn’s resignation, the Board further announced that Laurence Denny, Chief Compliance Officer, Deputy General Counsel and Assistant Corporate Secretary of the Company, would be appointed as CLO and Corporate Secretary of the Company to succeed Mr. Zinn effective as of 12:01 a.m. Pacific Time on December 10, 2022.

Additional information regarding these executive officer actions is set forth below.

Separation Agreement with Chief Executive Officer

In connection with the termination, Mr. Sipes and the Company are expected to enter into a Separation and General Release Agreement (the “Separation Agreement”).

The Separation Agreement provides that, subject to Mr. Sipes’ execution of the Separation Agreement, including the general release of claims therein and the Supplemental Release of Claims attached thereto (the “Supplemental Release”), the Supplemental Release becoming effective, and Mr. Sipes’ continued compliance with the Confidential Information, Non-Disclosure and Invention Assignment Agreement between 8x8 and Mr. Sipes (the “IP Agreement”), Mr. Sipes will receive the severance benefits for which he is eligible under the Employment Agreement.

The Separation Agreement also contains a general release of claims against the Company, a supplemental release of claims against the Company under the Age Discrimination in Employment Act, and provisions regarding the protection of the Company’s proprietary and confidential information that apply indefinitely and the return of Company property. The IP Agreement contains certain restrictive covenant obligations, including an employee non-solicitation covenant, that apply after employment ends.

Pursuant to the Employment Agreement, Mr. Sipes is eligible to receive 50% of his base salary, a prorated percentage of his earned bonus for fiscal year 2023, eighteen (18) months’ of continued benefits coverage (including reimbursement with respect to any premium amounts that are charged to Mr. Sipes for the continuation of his group health insurance coverage), and twenty-four (24) months acceleration with respect to all of his outstanding time-based equity awards.

Appointment of Interim Chief Executive Officer

Samuel Wilson, the current CFO of the Company, has been appointed as interim CEO until a permanent CEO is identified. The Board will conduct a search process to identify a permanent CEO, which search will include both internal and external candidates.

Mr. Wilson, age 53, most recently served as CFO since June 2020, with responsibility for overseeing the Company’s accounting and financial reporting, planning, tax, treasury, and investor relations functions. Mr. Wilson joined the Company in 2017 as Senior Vice President responsible for eCommerce, global small business, and U.S. mid-market sales and was later promoted as Chief Customer Officer and Managing Director of EMEA in January 2020. Prior to joining 8x8, Mr. Wilson served as VP Finance for MobileIron, an enterprise software security company, from 2011 until 2017 with responsibilities for financial planning and analysis, investor relations, and treasury functions as well as eCommerce. Mr. Wilson is a Chartered Financial Analyst and a former top-rated Wall Street analyst. He holds a bachelor’s degree in electrical engineering from Seattle University and an MBA from the University of California, Berkeley.

As part of Mr. Wilson’s promotion from CFO to interim CEO, he will be entitled to his existing annual base salary of $430,000 per year and his existing target bonus of 65% of his annual base salary. In addition, Mr. Wilson will receive an award of restricted stock units (“CEO RSUs”), representing the right to acquire shares of the Company’s common stock valued at $1,000,000, vesting over a one-year period in substantially equal quarterly installments, subject to the Mr. Wilson’s continued employment or qualifying association with the Company or any of its affiliates; provided that if his employment is terminated by the Company without cause, he resigns for good reason or he is removed from the position of interim CEO in connection with the Company’s hiring of a permanent CEO other than Mr. Wilson, then any unvested portion of the CEO RSUs shall immediately accelerate and vest in full as of such termination or removal, regardless of whether Mr. Wilson is subsequently reinstated as the CFO. Mr. Wilson will continue to be an at-will employee of the Company.

Following the effective date of his promotion, Mr. Wilson will be paid a cash bonus of $300,000, payable in 12 substantially equal monthly installments in accordance with the Company’s normal payroll procedures, subject to Mr. Wilson’s continued employment with the Company through each applicable payment date; provided that if his employment is terminated by the Company without cause, he resigns without good reason, or he is removed from the position of interim CEO in connection with the Company’s hiring of a permanent CEO, then the Company shall pay the remaining installments in a single lump sum as promptly as practicable following such termination or removal, and regardless of whether Mr. Wilson is subsequently reinstated as the CFO.

While acting as interim CEO, Mr. Wilson will also be eligible to receive benefits under the 8x8, Inc. 2017 Executive Change-in-Control and Severance Policy, as amended and restated as of January 31, 2019 (the “Prior Policy”) as a “Tier 1” participant, except that his removal from the position of interim CEO and reinstatement as the CFO shall not by itself constitute a condition giving rise to good reason under the Prior Policy.

Mr. Wilson does not have any family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the terms of Mr. Wilson’s promotion does not purport to be complete and is qualified in its entirety by reference to the full text of his promotion letter, a copy of which is attached hereto as Exhibit 10.1, and hereby incorporated by reference herein.

Appointment of Interim Chief Financial Officer

Kevin Kraus, the Company’s Senior Vice President of Finance, has been appointed as interim CFO while Mr. Wilson is serving in his capacity as interim CEO. The Board will conduct a search process to identify a permanent CFO, which search will include both internal and external candidates.

Mr. Kraus, age 53, most recently served as the Senior Vice President of Finance at the Company since October 2019, with responsibility for overseeing the Company’s financial reporting, planning, and procurement functions. Prior to joining 8x8, Mr. Kraus served as Vice President of Finance for Imperva, a cyber security software company, from 2018 until 2019 and Senior Director of Finance for Gigamon, a network visibility and traffic monitoring technology company, from 2015 until 2017, with responsibilities for financial planning and analysis, procurement, facilities management, SEC reporting and investor relations support, sales compensation operations, and M&A integration. Mr. Kraus is a Certified Public Accountant. He holds a bachelor’s degree in accounting from Rutgers, The State University of New Jersey-New Brunswick and an MBA from the Pennsylvania State University.

As part of Mr. Kraus’ promotion from the Senior Vice President of Finance to interim CFO, he will be entitled to his existing annual base salary of $330,000 per year and his existing target bonus of 50% of his annual base salary. In addition, Mr. Kraus will receive an award of restricted stock units (“CFO RSUs”), representing the right to acquire shares of the Company’s common stock valued at $200,000, vesting over a one-year period in substantially equal quarterly installments, subject to Mr. Kraus’ continued employment or qualifying association with the Company or any of its affiliates; provided that if his employment is terminated by the Company without cause, he resigns for good reason or he is removed from the position of interim CFO in connection with the Company’s hiring of a permanent CFO other than Mr. Kraus, then any unvested portion of the CFO RSUs shall immediately accelerate and vest in full as of such termination or removal, regardless of whether Mr. Kraus is subsequently reinstated as the Senior Vice President of Finance. Mr. Kraus will continue to be an at-will employee of the Company.

Following the effective date of his promotion, Mr. Kraus will be paid a cash bonus of $80,000, payable in 12 substantially equal monthly installments in accordance with the Company’s normal payroll procedures, subject to Mr. Kraus’ continued employment with the Company through each applicable payment date; provided that if his employment is terminated by the Company without cause, he resigns for good reason, or he is removed from the position of interim CFO in connection with the Company’s hiring of a permanent CFO other than him, then the Company shall pay the remaining installments in a single lump sum as promptly as practicable following such termination or removal, and regardless of whether Mr. Kraus is subsequently reinstated as the Senior Vice President of Finance.

While acting as interim CFO, Mr. Kraus will also be eligible to receive benefits under the 8x8, Inc. 2017 Executive Change-in-Control and Severance Policy, as amended and restated as of May 13, 2021, and as may be further amended or restated from time to time (the “Policy”), as an executive participant, except that his removal from the position of interim CFO and reinstatement as the Senior Vice President of Finance shall not by itself constitute a condition giving rise to good reason under the Policy.

Mr. Kraus does not have any family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the terms of Mr. Kraus’ promotion does not purport to be complete and is qualified in its entirety by reference to the full text of his promotion letter, a copy of which is attached hereto as Exhibit 10.2, and hereby incorporated by reference herein.

Appointment of New Chief Legal Officer

In connection with Mr. Zinn’s resignation, Laurence Denny would be appointed as CLO and Corporate Secretary of the Company to succeed Mr. Zinn effective as of 12:01 a.m. Pacific Time on December 10, 2022.

Mr. Denny, age 50, currently serves as the Chief Compliance Officer, Deputy General Counsel and Assistant Corporate Secretary at the Company since June 2022 and Vice President, Deputy General Counsel and Assistant Corporate Secretary from April 2019, with responsibility for assisting with the oversight of the Company’s global legal, corporate, litigation, employment, procurement, and compliance efforts. Prior to joining 8x8, Mr. Denny served as Vice President, Deputy General Counsel for Extreme Networks, a network equipment company, from January 2019 until April 2019, and TiVo Corporation (formerly known as Rovi Corporation), a digital entertainment technology company, from 2016 until January 2019. Mr. Denny is a member of the State Bar of California. He graduated from University of California, Irvine with a Bachelor of Arts and from Columbia Law School with a Juris Doctor.

Mr. Denny will continue to be an at-will employee of the Company. In connection with his service as CLO, Mr. Denny will also be eligible to receive benefits under the Policy as an executive participant.

Mr. Denny does not have any family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Retention Bonus Award Agreement

On November 29, 2022, the Company awarded a retention bonus of $350,000 (the “Retention Bonus”) to Hunter Middleton, the Chief Product Officer of the Company. The Retention Bonus is payable by the Company in two substantially equal biannual installments (approximately six and twelve months after the date of the Retention Agreement) in accordance with the Company’s normal payroll procedures, and subject to Mr. Middleton’s continued employment through each such applicable payment date.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on November 30, 2022, announcing the changes to the Company’s executive management team as described herein. The press release making this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Promotion Letter dated November 30, 2022, between 8x8, Inc. and Samuel Wilson

10.2	Promotion Letter dated November 30, 2022, between 8x8, Inc. and Kevin Kraus

99.1	Press release dated November 30, 2022

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2022

8x8, Inc.

By:	/s/ Matthew Zinn
Matthew Zinn
Chief Legal Officer